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                          CHESAPEAKE ENERGY CORPORATION
                                     OUTLOOK

                                DECEMBER 4, 2000

We have adopted a policy of providing investors with guidance on certain factors that affect our future financial performance. As of December 4, 2000, we are using the following key operating assumptions in our projections for the fourth quarter 2000 and full year 2001. The key operating assumptions for 2001 assume the completion of the pending merger with Gothic Energy Corporation in January 2001.

                                                                    QUARTER ENDING                YEAR ENDING
                                                                   DECEMBER 31, 2000            DECEMBER 31, 2001
PRODUCTION
  Oil - Mbo                                                           675 - 725                  2,750 - 3,250
  Gas - Bcf                                                           28.5 - 29                    148 - 155
  Gas Equivalent-Mmcfe                                               32.7 - 32.9                   165 - 175
NYMEX PRICES
  Oil - $/Bo                                                            $26.67                       $24.50
  Gas - $/Mcf                                                           $4.93                        $3.50
DIFFERENTIALS
  Oil - $/Bo                                                            -$0.80                       -$0.80
  Gas - $/Mcf                                                           -$0.30                       -$0.30
OPERATING COSTS PER mcfe
  Production Expense                                                  .38 - .40                    .32 - .35
  Production Taxes (6% of O&G revenues)                               .26 - .28                    .18 - .22
  General and administrative                                          .11 - .13                    .10 - .11
  DD&A - oil and gas                                                  .79 - .81                    .86 - .92
  Depreciation of other assets                                        .05 - .06                    .05 - .06
  Interest expense                                                    .64 - .66                    .62 - .68
OTHER INCOME AND EXPENSE PER mcfe
  Marketing gross profit                                              .02 - .04                    .02 - .04
  Other income                                                        .01 - .03                    .01 - .05
BOOK TAX RATE - PRIMARILY DEFERRED                                      1 - 2%                      35 - 40%
EQUIVALENT SHARES OUTSTANDING
  Basic                                                               152,000 m                    157,000 m
  Diluted                                                             167,000 m                    172,000 m
CAPITAL EXPENDITURES
  Drilling                                                            $35,000 m              $190,000 - $210,000 m
SENSITIVITY TO PRICE CHANGE - FOR EACH $1.00/bbl
  P.V. 10%                                                              $14 mm                     $15 mm(1)
  Cash flow from operations                                            $0.7 mm                 $2.5 - $3.0 mm(1)
SENSITIVITY TO PRICE CHANGE - FOR EACH $0.10/mcf
  P.V. 10%                                                              $60 mm                       $72 mm
  Cash flow from operations                                            $2.9 mm                    $15 - $16 mm

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1)       Current reserves pro forma for Gothic merger.

COMMODITY HEDGING ACTIVITIES

Periodically the Company utilizes hedging strategies to hedge the price of a portion of its future oil and gas production. These strategies include:

(i) swap arrangements that establish an index-related price above which the Company pays the counterparty and below which the Company is paid by the counterparty,

(ii) the purchase of index-related puts that provide for a "floor" price below which the counterparty pays the Company the amount by which the price of the commodity is below the contracted floor,

(iii) the sale of index-related calls that provide for a "ceiling" price above which the Company pays the counterparty the amount by which the price of the commodity is above the contracted ceiling,

(iv) basis protection swaps, which are arrangements that guarantee the price differential of oil or gas from a specified delivery point or points, and

(v) collar arrangements that establish an index-related price below which the counterparty pays the Company and a separate index-related price above which the Company pays the counterparty.

Commodity markets are volatile, and as a result, Chesapeake's hedging activity is dynamic. As market conditions warrant, the Company may elect to settle a hedging transaction prior to its scheduled maturity date and, as a result, realize a gain or loss on the transaction.

Results from commodity hedging transactions are reflected in oil and gas sales to the extent related to the Company's oil and gas production. The Company only enters into commodity hedging transactions related to the Company's oil and gas production volumes or CEMI's physical purchase or sale commitments. Gains or losses on crude oil and natural gas hedging transactions are recognized as price adjustments in the months of related production.

As of September 30, 2000, the Company had the following open natural gas swap arrangements designed to hedge a portion of the Company's domestic gas production for periods after September 2000:

                                                                NYMEX-INDEX
                                                   VOLUME       STRIKE PRICE
MONTHS                                             (MMBtu)      (PER MMBtu)
------                                            --------      ------------
October 2000................................       930,000        $ 2.57

If the swap arrangement listed above had been settled on September 30, 2000, the Company would have incurred a loss of $2.6 million. Subsequent to September 30, 2000 the Company settled the October 2000 natural gas swap for a loss of $3.3 million, which will be recognized as a price adjustment in October 2000.

On June 2, 2000, the Company entered into a natural gas basis protection swap transaction for 13,500,000 MMBtu for the period of January 2001 through March 2001. This transaction requires that the counterparty pay the Company if the NYMEX price exceeds the Houston Ship Channel Beaumont/Texas Index by more than $0.0675 for each of the related months of production. If the NYMEX price less $0.0675 does not exceed the Houston Ship Channel Beaumont/Texas Index for each month, the Company will pay the counterparty. Gains or losses on basis swap transactions are recognized as price adjustments in the month of related production.

The Company also had closed a transaction designed to hedge a portion of the Company's domestic natural gas production as of September 30, 2000. The net unrecognized loss resulting from this transaction, $0.7 million as of September 30, 2000, will be recognized as a price adjustment in October 2000, the month of related production.

Subsequent to September 30, 2000, the Company entered into natural gas collar transactions designed to hedge 60,000 MMBtu per day throughout 2001 at an average NYMEX-defined high strike price (cap) of $6.08 per MMBtu and an average NYMEX-defined low strike price (floor) of $4.00 per MMBtu. In addition, the Company entered into the following natural gas swap arrangements designed to hedge a portion of the Company's domestic gas production for periods after September 2000:

                                                                                           MONTHLY      NYMEX-INDEX
                                                                                           VOLUME      STRIKE PRICE
                                         MONTHS                                            (MMBtu)      (PER MMBtu)
                                                                                          --------     ------------
December 2000....................................................................        3,720,000        $ 5.9960
January 2001.....................................................................        4,960,000          6.0335
February 2001....................................................................        4,200,000          5.6721
March 2001.......................................................................        4,650,000          5.1142
April 2001.......................................................................        5,100,000          4.7878
May 2001.........................................................................        5,270,000          4.6262
June 2001........................................................................        3,900,000          4.6058
July 2001........................................................................        4,030,000          4.5944
August 2001......................................................................        4,030,000          4.5822
September 2001...................................................................        3,900,000          4.5668
October 2001.....................................................................          620,000          4.7950


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As of September 30, 2000, the Company had the following open crude oil swap arrangements designed to hedge a portion of the Company's domestic crude oil production for periods after September 2000:

                                                                                          MONTHLY       NYMEX-INDEX
                                                                                          VOLUME       STRIKE PRICE
MONTHS                                                                                     (Bbls)        (PER Bbl)
------                                                                                    -------      -------------
October 2000.....................................................................          125,000        $28.42
November 2000....................................................................          125,000         28.42
December 2000....................................................................          125,000         28.42

If the swap arrangements listed above had been settled on September 30, 2000, the Company would have incurred a loss of $1.7 million. Subsequent to September 30, 2000, the Company entered into crude oil swap arrangements designed to hedge 5,000 barrels per day at a NYMEX Index strike price of $29.76 per barrel in January through December 2001, and 10,000 barrels per month at an average price of $29.12 per barrel.


The key operating assumptions presented in the table are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and
Section 21E of the Securities Exchange Act of 1934. Although we believe that the expectations reflected in these forward-looking statements are reasonable, we can give you no assurance that such expectations will prove to have been correct. Various factors could cause actual results to differ materially from those projected, including, without limitation, those discussed under Risk Factors in the proxy statement/prospectus for the Gothic acquisition dated November 1, 2000, a form of which is included in our registration statement on Form S-4 (file no. 333-47330) filed with the Securities and Exchange Commission on November 1, 2000. Such factors are our substantial indebtedness, fluctuations in the prices of oil and gas, the need to replace reserves, the substantial capital requirements of our business, substantial uncertainties inherent in estimating quantities of oil and gas reserves, projecting future rates of production and the timing of development expenditures, operating risks, restrictions imposed by lenders, the effects of governmental and environmental regulation, pending or future litigation, conflicts of interest our CEO and COO may have, and uncertainties related to the proposed business combination with Gothic. We caution you not to place undue reliance on these forward-looking statements, which speak only as of the date set forth above.